UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 17, 2026
Date of Report (Date of earliest event reported)
ADVANCED MICRO DEVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2485 Augustine Drive
Santa Clara, California 95054
(Address of principal executive offices) (Zip Code)
(408) 749-4000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AMD	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Retirement

On August 17, 2026, Mr. Joe Householder provided Advanced Micro Devices, Inc. (the “Company”) with notice of his intention to retire from the Company’s Board of Directors (the “Board”) effective as of August 19, 2026. Mr. Householder has served as a director since 2014. Mr. Householder’s retirement is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Upon the effective date of Mr. Householder’s retirement, Ms. KC McClure, a member of the Board, will succeed Mr. Householder as the Chair of the Audit and Finance Committee (the "Audit and Finance Committee") of the Board and Ms. Nora Denzel, the Company’s Lead Independent Director, will join the Audit and Finance Committee. In addition, Ms. McClure will be appointed to the Nominating and Corporate Governance Committee of the Board.

Director Appointment

In connection with Mr. Householder’s retirement, on August 19, 2026, the Board appointed Mr. Tim Ryan as a member of the Board effective as of August 19, 2026.

The Board has determined that Mr. Ryan qualifies as an independent director for purposes of the rules of the Nasdaq Stock Market as well as applicable rules adopted by the U.S. Securities and Exchange Commission (the “SEC”).

Mr. Ryan will receive compensation based on the same policies as the Company’s other non-employee directors, which are described in the Company’s definitive proxy statement filed on March 27, 2026 with the SEC and in the Company’s Outside Director Equity Compensation Policy attached as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 5, 2025.

Mr. Ryan is expected to enter into the Company’s standard form of indemnity agreement in the form filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 10, 2008.

There are no family relationships between Mr. Ryan and any director or executive officer of the Company, nor does Mr. Ryan have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release regarding Mr. Ryan’s appointment and Mr. Householder’s retirement is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated August 19, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2026	ADVANCED MICRO DEVICES, INC.

	By:	/s/ Ava Hahn
	Name:	Ava Hahn
	Title:	Senior Vice President, General Counsel and Corporate Secretary